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                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

       THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 30, 2000, by and among OTI Acquisition Corp., a Delaware corporation ("OTI Acquisition Corp."), OptiMark Technologies, Inc., a Delaware corporation ("OTI" or the "Surviving Corporation"), and OptiMark Holdings, Inc., a Delaware corporation ("Holding Company");

                                   WITNESSETH:

       WHEREAS, OTI wishes to reorganize its corporate structure into a holding company structure consisting of a holding company and wholly-owned direct subsidiary of such holding company; and

       WHEREAS, in connection with this reorganization: (i) OTI has formed Holding Company as a direct wholly-owned subsidiary of OTI; and (ii) Holding Company has formed OTI Acquisition Corp., a Delaware corporation, as a direct wholly-owned subsidiary of Holding Company; and

       WHEREAS, OTI intends to merge with OTI Acquisition Corp. pursuant to
Section 251(g) of the Delaware General Corporation Law (the "DGCL"), with OTI as the survivor of such merger (the "Merger"), and with stockholders of OTI receiving shares of Holding Company in exchange for their shares in OTI; and

       WHEREAS, as a result of such merger, OTI would become a direct wholly-owned subsidiary of Holding Company;

       NOW, THEREFORE, in consideration and furtherance of the foregoing, the parties hereto agree as follows:

                                   ARTICLE I.

                                   THE MERGER

       SECTION 1.1 Merger of OTI Acquisition Corp. with OTI. Pursuant to Section 25l(g) of the DGCL, and in accordance with and subject to the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined) the following shall be deemed to occur simultaneously:

              (a) OTI shall merge with OTI Acquisition Corp., with OTI to be the surviving corporation of the Merger, such that as a result of the Merger, OTI shall become a direct wholly-owned subsidiary of Holding Company;

              (b) In connection with the Merger, the name of the Surviving Corporation shall become "OptiMark US Equities, Inc.";

              (c) The stockholders of OTI shall receive, in the manner set forth in Article IV
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hereof, shares of capital stock of Holding Company in exchange for their shares of capital stock of OTI and as a result of such exchange shall become stockholders of Holding Company;

              (d) In connection with the Merger, the Certificate of Incorporation of Holding Company shall be amended to change the name of the Holding Company to "OptiMark Technologies, Inc.";

              (e) The separate existence of OTI Acquisition Corp. as a Delaware corporation shall terminate, and at that time and to the fullest extent provided under the laws of the State of Delaware: (i) the Surviving Corporation shall, without further act or deed, possess all of the rights, privileges, powers and franchises of public and private nature, and be subject to all of the restrictions, disabilities and duties, of OTI Acquisition Corp.; (ii) the Surviving Corporation shall, without further act or deed, be vested with all property, real, personal and mixed, and all debts due to OTI Acquisition Corp. on whatever account; (iii) all property, rights, privileges, powers and franchises, and all and every other interest, of OTI Acquisition Corp. shall be the property of the Surviving Corporation; (iv) all rights of creditors and all liens upon any property of OTI Acquisition Corp. shall be preserved unimpaired, and all debts, liabilities and duties of OTI Acquisition Corp. shall attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it; and
(v) the Merger shall have all such other effects as set forth in Section 259 of the DGCL;

              (f) Holding Company, the sole stockholder of OTI Acquisition Corp. immediately prior to the Effective Time, will receive, in the manner set forth in Section 4.5 hereof, capital stock of the Surviving Corporation in exchange for the capital stock of OTI Acquisition Corp. held by it; and

              (g) The shares of Holding Company held by the Surviving Corporation shall be canceled without payment of any consideration for such cancellation.

       SECTION 1.2 Effective Time. The Merger shall be effective for all purposes at the time (the "Effective Time") (i) when all conditions precedent to the Merger set forth in Sections 3.1 and 3.2 hereof have been satisfied and (ii) when the Secretary or Assistant Secretary of the Surviving Corporation shall have certified this Agreement in the manner required by Section 251(g) of the DGCL and filed this Agreement as so certified with the Secretary of State of the State of Delaware in accordance with Section 103 of the DGCL.

                                   ARTICLE II.
                  CONSTITUENT CORPORATIONS AND HOLDING COMPANY

       SECTION 2.1   OTI.

       (a) Organization. OTI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

       (b) Capitalization of OTI. Immediately prior to the Effective Time, OTI will have authorized capital consisting of:


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              (i) 150,000,000 shares of Common Stock, $0.01 par value per share;
                  and

              (ii) 40,000,000 shares of Preferred Stock, $1.00 par value per share.

       (c) Stock Options and Plans. OTI has entered into, adopted or is otherwise subject to certain agreements and arrangements, including warrants, stock grants, options and rights, and compensation plans and agreements, pursuant to which it is or may be obligated to issue additional shares of its capital stock or that otherwise relate to the rights of holders of capital stock of OTI (all such warrants, stock grants, options, rights, and compensation plans and agreements being referred to herein as the "Plans"). Each of the Plans permits the Merger and the transactions contemplated by Section 4.3 hereof. Copies of the Plans have been provided to Holding Company.

       SECTION 2.2   OTI Acquisition Corp.

              (a) Organization. OTI Acquisition Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

              (b) Capitalization of OTI Acquisition Corp. OTI Acquisition Corp. has authorized capital consisting of 1,000 shares of Common Stock, $0.0l par value per share, 1,000 shares of which have been issued and are outstanding. OTI Acquisition Corp. has no options, warrants or other rights to purchase or convert any shares of its Common Stock pursuant to which it is obligated to issue or sell additional shares of its Common Stock.

              (c) Ownership of Capital Stock of OTI Acquisition Corp. All of the issued and outstanding shares of Common Stock of OTI Acquisition Corp. are owned by Holding Company.

       SECTION 2.3   Holding Company.

              (a) Organization. Holding Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Certificate of Incorporation and Bylaws of Holding Company are, and immediately prior to the Effective Time will be, identical to the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of OTI as in effect immediately prior to the Merger, except for such variations as are specifically required by and permitted pursuant to Section 251(g) of the DGCL.

              (b) Capitalization of Holding Company. Holding Company has authorized capital consisting of:

                     (i) 150,000,000 shares of Common Stock, $0.01 par value per share, 1,000 of which shares are issued and outstanding; and

                     (ii) 40,000,000 shares of Preferred Stock, $0.01 par value per share, none of which shares are issued and outstanding.

The Common Stock and the Preferred Stock of Holding Company have the same designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, as the Common Stock and the Preferred Stock of OTI immediately prior to the Effective Time. Holding Company has no options, warrants or other rights to purchase or convert any shares of its Common

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Stock pursuant to which it is obligated to issue or sell additional shares of its Common Stock.

              (c) Ownership of Capital Stock of Holding Company. All of the issued and outstanding shares of Common Stock of Holding Company are owned by OTI.

                                  ARTICLE III.

            CONDITIONS PRECEDENT TO MERGER, TERMINATION OF AGREEMENT

       SECTION 3.1 Action by Directors. This Agreement shall be submitted for approval by the respective Boards of Directors of each of OTI Acquisition Corp. and OTI as required by Section 251(b) of the DGCL, and by the Board of Directors of the Holding Company. As required by Section 25l(g) of the DGCL, any approval of the Merger by the Board of Directors of OTI shall include a determination by the Board of Directors of OTI that the stockholders of OTI shall not recognize a gain or loss for United States federal income tax purposes as a result of the Merger.

       SECTION 3.2 Filing of Certified Agreement. Upon satisfaction of all conditions precedent set forth in Section 3.1 hereof, the Secretary or Assistant Secretary of the Surviving Corporation shall certify this Agreement in the manner required by Section 251(g) of the DGCL and shall file this Agreement as so certified with the Secretary of State of the State of Delaware in accordance with Section 103 of the DGCL.

       SECTION 3.3 Expenses. OTI shall bear all expenses associated with the consummation of this Merger.

       SECTION 3.4 Termination. At any time prior to the Effective Time, this Agreement may be terminated and the Merger abandoned by OTI by appropriate resolution of OTI's Board of Directors.

                                   ARTICLE IV.

                CONVERSION OF SHARES OF CONSTITUENT CORPORATIONS

       SECTION 4.1 Conversion of Outstanding Shares of Common Stock of OTI. At the Effective Time, each share or fraction of a share of Common Stock of OTI that is issued and outstanding or held in its treasury immediately prior to the Effective Time shall, without further act or deed by OTI or its stockholders, be converted into and exchanged for a share or equal fraction of a share of Common Stock of Holding Company. Shares of Common Stock of Holding Company into which shares of Common Stock of OTI are so converted shall be represented by stock certificates previously representing shares of Common Stock of OTI.

       SECTION 4.2 Conversion of Outstanding Shares of Preferred Stock of OTI. At the Effective Time, each share or fraction of a share of each class of Preferred Stock of OTI that is issued and outstanding or held in its treasury immediately prior to the Effective Time shall, without further act or deed by OTI or its stockholders, be converted into and exchanged for a share or equal


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fraction of a share of the same such class of Preferred Stock of Holding
Company. Shares of Preferred Stock of Holding Company into which shares of Preferred Stock of OTI are so converted shall be represented by stock certificates previously representing shares of Preferred Stock of OTI.

       SECTION 4.3 Assumption of OTI Obligations Relating to Capital Stock. Immediately prior to the Effective Time, OTI was a party to or subject to certain agreements and arrangements, including warrants, stock grants, options and rights, and compensation plans and agreements, pursuant to which parties thereto or beneficiaries thereof acquired, or acquired certain rights to acquire, shares of capital stock of OTI. As of the Effective Time, Holding Company shall adopt, assume and agree to be bound by each and every Plan, and any right to acquire a share or fraction of a share of capital stock of OTI under any such Plan shall, without further act or deed by OTI or its stockholders, be converted into a right to acquire a share or equal fraction of a share of capital stock of Holding Company pursuant to such Plan.

       SECTION 4.4 Assumption of Other OTI Obligations. Immediately prior to the Effective Time, OTI was a party to or subject to certain agreements and arrangements other than the Plans, which are listed on Exhibit A hereto (the "OTI Agreements"). As of the Effective Time, Holding Company shall adopt, assume and agree to be bound by the OTI Agreements.

       SECTION 4.5 Surrender and Cancellation of Shares of OTI Acquisition Corp. At the Effective Time, each share of Common Stock of OTI Acquisition Corp. that is issued and outstanding immediately prior to the Effective Time shall be converted into a share of Common Stock of the Surviving Corporation and the certificates evidencing ownership of all issued and outstanding shares of Common Stock of OTI Acquisition Corp. shall be surrendered to the Secretary of the Surviving Corporation in exchange for shares of Common Stock of the Surviving Corporation into which they are converted pursuant to this Section 4.5.

       SECTION 4.6 Surrender and Cancellation of OTI 's Shares in Holding Company. At the Effective Time, OTI 's 1,000 shares of Common Stock of Holding Company owned immediately prior to the Effective Time shall be canceled without payment of any consideration for such cancellation.

                                   ARTICLE V.

                            OFFICERS AND DIRECTORS OF
                    HOLDING COMPANY AND SURVIVING CORPORATION

       SECTION 5.1 Holding Company. The directors of OTI holding office immediately prior to the Effective Time shall serve in the same capacities as the directors of the Holding Company until the next annual meeting of stockholders of Holding Company or until their successors shall have been elected and qualified. The officers of Holding Company immediately prior to the Effective Time shall remain the officers of Holding Company until their successors or any additional officers shall have been appointed.

       SECTION 5.2 Surviving Corporation. The officers of OTI holding office immediately prior to the Effective Time shall serve in the same capacities as officers of the Surviving

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Corporation and Phillip J. Riese, James G. Rickards and Robert T. Colgan shall serve as the sole directors of the Surviving Corporation until the next annual meeting of stockholders or until their successors have been elected and qualified.

                                   ARTICLE VI.

                     ARTICLES OF INCORPORATION AND BYLAWS OF
                    HOLDING COMPANY AND SURVIVING CORPORATION

       SECTION 6.1 Holding Company. The Certificate of Incorporation and Bylaws of Holding Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of Holding Company following the Merger, provided that the Certificate of Incorporation shall be amended effective as of the Effective Time to change the name of Holding Company to "OptiMark Technologies, Inc.".

       SECTION 6.2 Surviving Corporation. The Amended and Restated Certificate of Incorporation, and the Amended and Restated Bylaws of OTI as in effect immediately prior to the Effective Time shall, pursuant to Section 251(g) of the DGCL, be the Certificate of Incorporation and Bylaws of the Surviving Corporation following the Merger; provided, however, that the Certificate of Incorporation of the Surviving Corporation shall be amended as set forth below:

              (i)    Article 1 shall be amended in its entirety as follows:

                     "1.    Name. The name of the Corporation is OptiMark US
Equities Inc."

              (ii) Article 6 shall be amended to read in its entirety as follows:

                     "6.    Shares of Stock. The total number of shares of all
classes of stock which the Corporation shall have the authority to issue is 1,000 shares of Common Stock, $0.01 par value per share. "

              (iii)  Article Fifteen shall be added and shall read as follows:

                     "15. Stockholder Voting. Any act or transaction by or involving the Corporation that requires for its adoption the approval of its stockholders pursuant to the General Corporation Law of Delaware or the provisions of this Certificate of Incorporation shall pursuant to Section 251(g) of the General Corporation Law of Delaware also require the approval of the stockholders of OptiMark Technologies, Inc. (and any successor by merger) by the same vote as is required pursuant to the General Corporation Law of Delaware or the provisions of this Certificate of Incorporation, as the case may be."


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       IN WITNESS WHEREOF, each of OTI Acquisition Corp., OTI and Holding
Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first above written.

                                     OptiMark Technologies, Inc.

                                     By:  /s/ James G. Rickards
                                     Title:   Senior Vice President,
                                              General Counsel and
                                              Secretary

                                     OTI Acquisition Corp.

                                     By:  /s/ James G. Rickards
                                     Title:   President and Secretary

                                     OptiMark Holdings, Inc.

                                     By: /s/  James G. Rickards
                                     Title:   Secretary



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                                    EXHIBIT A


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                   CERTIFICATE OF OPTIMARK TECHNOLOGIES, INC.

                            (UNDER SECTION 251 OF THE
                             GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE)

       The undersigned, being Secretary of OptiMark Technologies, Inc., a corporation organized under the laws of the State of Delaware ("OTI"), hereby states that the Agreement and Plan of Merger to which this Certificate is attached was adopted by OTI by action of its Board of Directors and without any vote of its stockholders pursuant to subsection (g) of Section 251 of the Delaware General Corporation Law (the "DGCL ")and in accordance with such subsection, the undersigned hereby certifies as follows:

              1. The Agreement and Plan of Merger has been adopted pursuant to subsection (g) of Section 251 of the DGCL; and

              2. The conditions specified in the first sentence of subsection (g) of Section 251 of the DGCL have been satisfied.

       IN WITNESS WHEREOF, this certificate has been subscribed this __ day of May, 2000, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

                                                OptiMark Technologies, Inc.

                                                By:
                                                   ------------------------
                                                   Name:  James G. Rickards
                                                   Title: Senior Vice President,
                                                          General Counsel and
                                                          Secretary